UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2014

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 W. 6th Street, Suite 750

Austin, Texas 78701

(Address of Principal Executive Offices) (Zip Code)

(512) 505-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2014, Parsley Energy Operations, LLC (the “Company”), a subsidiary of Parsley Energy, Inc. (“Parsley Energy”), entered into an amended and restated employment, confidentiality, and non-competition agreement (the “Agreement”) with Colin Roberts, Vice President and General Counsel of Parsley Energy. The Agreement cancels and supersedes Mr. Roberts’s prior employment, confidentiality, and non-competition agreement dated January 24, 2013 (the “Prior Agreement”). The material difference between the Agreement and the Prior Agreement is an increase in the multiple by which the Cash Severance (as defined below) is multiplied upon a termination of Mr. Roberts’ employment without Cause, a termination of employment by Mr. Roberts for Good Reason, and either type of termination within 12 months following a “Change of Control” (as defined in the Agreement).

The Agreement has an initial one-year term that will automatically renew for successive one-year periods until terminated in writing by either party at least 60 days prior to a renewal date. The Agreement provides Mr. Roberts with an annual base salary of at least $300,000 during the term. Mr. Roberts is also eligible to earn an annual bonus and has the right to participate in all benefits and conditions of employment generally available to employees of the Company of the same level and responsibility.

Mr. Roberts is also entitled to severance payments in certain limited circumstances. Mr. Roberts would be entitled to accrued but unpaid base salary, reimbursements, and other employee benefits (the “Accrued Obligations”) in the event his employment was terminated upon the provision of a notice of nonrenewal (either by the Company or by Mr. Roberts), by the Company for “Cause” or by Mr. Roberts without “Good Reason” (each as defined in the Agreement), and, except as otherwise provided in the award agreement under which the award was granted, Mr. Roberts would forfeit all unvested outstanding equity awards held as of the date of such termination. Alternatively, Mr. Roberts would be entitled to the Accrued Obligations and continued base salary through the end of any fiscal year in which he was terminated by reason of death or “Disability” (as defined in the Agreement).

Furthermore, in the event the Company were to terminate Mr. Roberts’ employment without Cause or Mr. Roberts terminated his employment for Good Reason, he would be entitled to (i) the Accrued Obligations, (ii) a lump-sum cash payment equal to 1.25 times the sum of (A) his base salary and (B) the average of the three most recent annual bonuses actually paid in the three-year period preceding the date of termination (or the period of his employment, if shorter), which amount would be paid on the first business day following the Release Consideration Period (a 60 day period following the date of termination of employment) (the foregoing clauses (A) and (B) together, the “Cash Severance”), (iii) if Mr. Roberts elected to continue coverage under COBRA, then he would be entitled to reimbursement for a period of up to 18 months for the difference between the amount he would pay to effect and continue such coverage and the employee contribution amount that he would pay if he were still an active employee, and (iv) outplacement services for up to 6 months following the termination date or such time as Mr. Roberts obtained reasonably comparable employment, whichever was earlier (the benefits described in clauses (i), (iii) and (iv), collectively, the “Severance Benefits”), and, except as otherwise provided in the award agreement under which the award was granted, all unvested outstanding equity awards held by Mr. Roberts upon such termination would be forfeited for no consideration. Finally, if within 12 months following a Change of Control the Company were to terminate Mr. Roberts’ employment without Cause, or Mr. Roberts were to terminate his employment for Good Reason, he would be entitled to the same Severance Benefits described above plus an additional 0.75 times the Cash Severance, and, except as otherwise provided in the award agreement under which the award was granted, all unvested outstanding equity awards held by Mr. Roberts upon such a termination would be accelerated in full.

The Agreement also contains certain restrictive covenants, which require Mr. Roberts to preserve and protect the confidential information and work product of the Company and certain of its affiliates, including Parsley Energy, and, for a one-year period following his termination of employment (6 months in the event he was terminated by the Company without Cause), to refrain from competing with the Company and its affiliates or soliciting the Company’s employees.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated into this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.

On December 9, 2014, Parsley Energy issued a press release announcing its participation at an upcoming investor conference and the posting of a new investor presentation to its website.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The investor presentation may be viewed on Parsley Energy’s website (www.parsleyenergy.com) on the morning of December 10, 2014 by selecting “Investor Relations,” then “Events & Presentations.”

The information furnished in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1 †	Amended and Restated Employment, Confidentiality, and Non-Competition Agreement, dated as of December 8, 2014, by and between the Company and Colin Roberts.

99.1	News Release, dated December 9, 2014, titled, “Parsley Energy to Participate in the Wells Fargo 2014 Energy Symposium December 10.”

†	Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSLEY ENERGY, INC.

By:	/s/ Colin W. Roberts
Colin W. Roberts
Vice President—General Counsel and Secretary

Dated: December 9, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1 †	Amended and Restated Employment, Confidentiality, and Non-Competition Agreement, dated as of December 8, 2014, by and between the Company and Colin Roberts.

99.1	News Release, dated December 9, 2014, titled, “Parsley Energy to Participate in the Wells Fargo 2014 Energy Symposium December 10.”

†	Compensatory plan or arrangement.

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